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                                                                    EXHIBIT 10.1

              [LETTERHEAD OF TALTON HOLDINGS, INC. APPEARS HERE]



April 17, 1998



Mr. Keith Kelson
6906 Parkridge Blvd.
Suite #319
Irving, TX 75063

Dear Keith

The Board of Directors (Board) has authorized me to offer you the position of Vice-President of Finance for Talton Holdings, Inc. (THI). This position is a very important executive officer position that will be responsible for the financial management and accounting function for our billing division as well as all activities dealing with THI's SEC reporting. We will identify specific performance objectives during the first month of your employment.

In addition to the Vice-President of Finance for THI, you will be appointed as Vice-President, Assistant Secretary, and Assistant Treasurer of THI.

Compensation for this position will consist of salary, bonus and stock options. The starting salary is $100,000 per year. You will also be eligible to earn an annual bonus of 40% of salary, based upon attainment of agreed upon personal objectives and THI attaining its financial objectives. We will guarantee $25,000 of the first year bonus that will be paid no later than January 15th, 1999. When the Board of Directors approves the THI stock option program in 1998, you will receive options to acquire 50 shares of THI stock at a price of $2,000 per share which will vest over a three to five year period in accordance to the plan. The Board intends to establish a formal stock option program in 1998. In the event that THI shall cancel your employment for any reason except gross misconduct, you will receive a severance payment equal to 12 months salary.

You will be eligible to participate in all THI benefit programs and will receive three weeks vacation as well as all THI holidays. Your start date will be April 27, 1998.

I am excited about you joining the THI team and contributing the success of the company. Please sign below to indicate your acceptance of this offer.

Sincerely,

/s/ JEFFREY D. CUSHMAN                             /s/ KEITH KELSON
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Jeffrey D. Cushman                                 Keith Kelson
Chief Financial Officer